Exhibit 16.1

September 10, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Ellipse Technologies, Inc. (the “Company”) in the Registration Statement on Form S-1 (File No. 333-      ) pursuant to Item 304(a)(1) of Regulation S-K, as submitted confidentially to the Securities and Exchange Commission on or around September 10, 2015, as Amendment No. 1 to the confidential submission. We agree with the statements contained in that disclosure which relate to our firm, except that we are not in a position to agree or disagree with the Company’s statements that the change of independent auditors was approved by the Company’s Board of Directors, the Board of Directors approved the engagement of Deloitte & Touche, LLP as the Company’s independent auditors, and the Company did not consult with Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements.

Very truly yours,

/s/ Haskell & White LLP

HASKELL & WHITE LLP